Exhibit 10.6

AMENDED AND RESTATED RESTRICTED STOCK PURCHASE AGREEMENT

This Amended and Restated Restricted Stock Purchase Agreement (this “Agreement”) is made and entered into as of December 18, 2014, by and between aTyr Pharma, Inc., a Delaware corporation (the “Company”), and John D. Mendlein (the “Purchaser”). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Employment Agreement (as defined below).

WHEREAS, the Purchaser and the Company are parties to (i) an Employment Agreement, dated July 14, 2010, by and between the Purchaser and the Company (the “Employment Agreement”) and (ii) a Restricted Stock Purchase Agreement, dated July 14, 2010, by and between the Purchaser and the Company, as amended by the First Amendment to Restricted Stock Purchase Agreement, dated April 18, 2012 (the “Prior Purchase Agreement”);

WHEREAS, in connection with Purchaser’s continued employment by the Company, the Purchaser and the Company desire to amend and restate the Prior Purchase Agreement on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.          Issuance of Shares; Purchase Price. Prior to the date hereof, the Purchaser purchased, and the Company sold to Purchaser: (a) 1,157,200 shares of the Company’s common stock, par value $0.001 (the “Time Vested Shares”) and (b) 385,740 shares of the Company’s common stock, par value $0.001 (the “Milestone Vested Shares” and collectively with the Time Vested Shares, the “Shares”), all at a purchase price of $0.09 per share (the “Purchase Price”).

2.          Right to Repurchase Shares.

2.1       Termination. If the Purchaser will cease to be an employee, director or consultant of the Company (an “Advisor”), the Company will, from such time (as determined by the Company in its discretion), have an irrevocable, exclusive option to repurchase (the “Repurchase Right”) any Shares which have not yet been released from the Repurchase Right (the “Unreleased Shares”), at a price per share equal to the Purchase Price (as adjusted for stock splits, combinations, recapitalizations and the like).

2.2       Lapse of Repurchase Right. As of the date hereof, all of the Time Vested Shares and 192,870 of the Milestone Vested Shares are fully vested and not subject to the Repurchase Right. Subject to Section 2.4 below, the remaining Shares will be released from the Repurchase Right as follows: So long as the Purchaser’s continuing status as an Advisor has not been terminated, (i) 192,870 Milestone Vested Shares will be released from the Repurchase Right upon the completion of a firm commitment underwritten initial public offering of the Company’s securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”) in which the Company’s pre-money valuation exceeds $200 million and (ii) all or any portion of the remaining Milestone Vested Shares will be released from the Repurchase Right at the discretion of the Company’s Board of Directors upon the achievement of any other milestone mutually agreed upon by the Purchaser and the Company.

2.3       Exercise of Repurchase Right. The Company may exercise its Repurchase Right by written notice to the Purchaser or Purchaser’s legal representative within 90 days after the date on which the Purchaser ceases to be an Advisor. Such notice will specify the number of Unreleased Shares which the Company elects to purchase and a date for the closing under this Section 2.3, which date will not be more than 30 days from the date of such notice. If the Company exercises its Repurchase Right, the Purchaser will, if necessary, endorse and deliver to the Company the stock certificates representing the Shares being repurchased, and the Company will pay the Purchaser the total repurchase price in cash upon such delivery. For purposes of the foregoing, cancellation of any promissory note made by the Purchaser to the Company shall be treated as payment by the Company to the Purchaser in cash for the Unreleased Shares to the extent of the unpaid principal amount of such promissory note and any accrued and unpaid interest canceled with respect thereto. The Purchaser will cease to have any rights with respect to such repurchased Shares immediately upon receipt of such written notice, provided the repurchase price is paid timely.

2.4       Acceleration of Lapse of Repurchase Right Upon Certain Events. Notwithstanding the provisions of Section 2.2 regarding expiration of the Repurchase Right, the lapse of the Repurchase Right will be accelerated upon the occurrence of certain events as set forth below:

(a)       If the Purchaser is no longer employed by the Company as a result of his Disability (as provided in the Employment Agreement) or dies, the Repurchase Right will expire with respect to 50% of the then remaining Unreleased Shares.

(b)       Immediately prior to the closing of a firm commitment underwritten initial public offering of the Company’s securities pursuant to an effective registration statement under the Act (an “IPO”), the Repurchase Right will expire with respect to 25% of the then remaining Unreleased Shares.

(c)       Immediately prior to the completion of a Change of Control (as provided in the Employment Agreement), the Repurchase Right will expire with respect to 50% of the then remaining Unreleased Shares. In addition, in the event Purchaser resigns as an employee of the Company for Good Reason or is terminated as an employee by the Company without Cause, as provided in the Employment Agreement, at any time within 12 months after the completion of a Change of Control, the Repurchase Right will expire with respect to all of the then remaining Unreleased Shares upon Purchaser’s resignation or termination.

(d)       Upon the election of the Company’s Board of Directors at any time, the Company may release all or a portion of the then remaining Unreleased Shares from the Repurchase Right.

With respect to the acceleration provided for in this Section 2.4, the Unreleased Shares for which vesting is accelerated will be the applicable percentage of the Unreleased Shares that would vest on each of the future dates or events on which vesting is to occur under Section 2.2. The acceleration in this Section 2.4 may be waived by the Purchaser at any time.

3.          Other Restrictions on Resale of Shares.

3.1       Transfer Restrictions. The Purchaser may not dispose of or transfer any Shares that are subject to the Company’s Repurchase Right under Section 2; provided that the Purchaser may transfer any or all of the Shares to: (i) any member of the Purchaser’s immediate family or any trust for the benefit of the Purchaser or any such family member; or (ii) by will or the laws of descent and distribution. Prior to and as a condition of any transfer described in the preceding sentence, the transferee will agree (in a written agreement which will be satisfactory in form and substance to the Company and its counsel) to be bound by all of the provisions of this Agreement in the same manner as the Purchaser, and, whether or not the transferee so agrees, the Shares will remain Subject to, and the transferee will be bound by, those provisions (including, without limitation, the vesting provisions hereof, which will continue to relate to the Purchaser’s status as an Advisor). Upon any permitted transfer and absent the Company’s prior written approval to the contrary, the number of Unreleased Shares and released Shares transferred to the transferee will be in the same proportion as the number of Unreleased Shares and released Shares held by the Purchaser immediately prior to the transfer, and all subsequent vesting of Unreleased Shares will be attributed in the same proportion between the Purchaser and the transferee. For purposes of this Agreement, “immediate family” will mean the Purchaser’s spouse and lineal descendants (including, without limitation, stepchildren and adopted children). In addition, any transfer of Shares will be subject to the restrictions set forth in this Section 3 and restrictions imposed by federal and state securities laws. Any person or entity receiving any Shares that are transferred in accordance with this Agreement will agree in writing to be bound by the applicable terms of this Agreement.

3.2       Legends. The Purchaser understands and acknowledges that the Shares are not registered under the Act, and that under the Act and other applicable laws the Purchaser may be required to hold such Shares for an indefinite period of time. Each stock certificate representing Shares will bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS PROVIDED IN THE FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED APRIL 8, 2013, AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND THE PERSONS NAMED THEREIN. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY ANY STOCKHOLDER OF THE COMPANY UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL OFFICE OF THE COMPANY.”

3.3       Market Standoff. The Purchaser hereby agrees that the Purchaser will not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor will the Purchaser enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company under the Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, without limitation, the restrictions contained in NASD Rule 2711, or any successor provisions or amendments thereto). Purchaser further agrees, if so requested by the Company or any representative of the underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

4.          Representations and Acknowledgments of the Purchaser. The Purchaser hereby represents, warrants, acknowledges and agrees that:

4.1       Investment. The Purchaser is accruing the Shares for the Purchaser’s own account, and not directly or indirectly for the account of any other person or entity. The Purchaser is acquiring the Shares for investment and not with a view to distribution or resale thereof except in compliance with the Act and any applicable state law regulating securities.

4.2       Access to Information. The Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. The Purchaser has had access to such financial and other information as is necessary in order for the Purchaser to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Purchaser has had access.

4.3       Pre-Existing Relationship. The Purchaser further represents and warrants that the Purchaser has either (a) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable the Purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (b) such business or financial expertise as to be able to protect the Purchaser’s own interests in connection with the purchase of the Shares.

4.4       Speculative Investment. The Purchaser’s investment in the Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Purchaser’s risk capital means and is not so great in relation to the Purchaser’s total financial resources as would jeopardize the personal financial needs of the Purchaser and the Purchaser’s family in the event such investment were lost in whole or in part.

4.5       Accredited Investor. The Purchaser represents and warrants that the Purchaser is an “accredited investor” as denned in Rule 501 of Regulation D of the Act.

4.6       Unregistered Securities.

 (a)      The Purchaser must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register any of the Shares under the Act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in the Company’s common stock, (ii) adequate information as to the Company’s financial and other affairs and operations is then available to the public, and (iii) all other terms and conditions of Rule 144 have been satisfied.

 (b)      Transfer of the Shares has not been registered or qualified under any applicable state law regulating securities and therefore the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available. The Company has made no agreements, covenants or undertakings whatsoever to register or qualify any of the Shares under any such act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

5.          Tax Matters.

(a)       The Purchaser acknowledges that the Purchaser has not relied and will not rely upon the Company orthe Company’s counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares. The Purchaser assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares.

(b)       Purchaser understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Shares pursuant to the Repurchase Right as set forth in Section 2.3. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Right expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of purchase. Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls.

Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death.

6.          No Commitment. Nothing in this Agreement constitutes an agreement that the Purchaser will be employed or retained by the Company for any term and the Purchaser acknowledges that the Purchaser serves “at will.”

7.          Escrow of Shares. For purposes of facilitating the enforcement of the provisions of Section 2 above, the Purchaser agrees, that any and all certificate(s) representing Unreleased Shares subject to the Repurchase Right shall be held in escrow by the Secretary of the Company, or the Secretary’s designee, together with such assignment documentation as the Company deems reasonably necessary to enforce the provisions of Section 2 above and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. The Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. The Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. The Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Board shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement. At the written request of the Purchaser, and subject to the conditions set forth in the Joint Escrow Instructions entered into by the Company and Purchaser on the date of the Prior Purchase Agreement, the Company will promptly provide to the Purchaser a certificate representing any Shares that are not Unreleased Shares.

8.          Arbitration. Purchaser and the Company agree that any and all disputes, claims, or controversies of any nature whatsoever arising out of, or relating to, this agreement, or its interpretation, enforcement, breach, performance or execution, will be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in San Diego, CA conducted before a single arbitrator by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) or its successor, under the then-applicable JAMS rules. By agreeing to this arbitration procedure, both Purchaser and the Company waive the right to resolve any such dispute, claim or demand through a trial by jury or judge or by administrative proceeding. Purchaser will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator will: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator, and not a court, will be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy, or claim sought to be resolved in accordance with these arbitration procedures. The Company will pay all JAMS’ arbitration fees. Nothing in this Agreement is intended to prevent either

Purchaser or the Company from obtaining injunctive relief in court if necessary to prevent irreparable harm pending the conclusion of any arbitration,

9.          Integration. This Agreement, the Employment Agreement and any other agreements pursuant to which Purchaser has received, or is entitled to receive from the Company any equity securities or rights to acquire equity securities of the Company, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter, including without limitation the Prior Purchase Agreement.

10.        Successors. This Agreement will be binding on and inure to the benefit of the Purchaser, the Purchaser’s heirs, executors, administrators and other legal representatives and will be binding on and inure to the benefit of the Company and its respective successors and assigns.

11.        Enforceability. If any portion or provision of this Agreement will to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

12.        Waiver. No waiver of any provision hereof will be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, will not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

13.        Notices. Any notices, requests, demands and other communications provided for by this Agreement will be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Purchaser at the last address the Purchaser has filed in writing with the Company at its main offices, attention of the Chief Executive Officer, and will be effective on the date of delivery in person or by courier or three days after the date mailed.

14.        Amendment. This Agreement may be amended or modified only by a written instrument signed by the Purchaser and the Company (where such amendment has been approved by a majority of the members of the Board of Directors (excluding Purchaser)).

15.        Governing Law. This contract will be construed under and be governed in all respects by the laws of the State of California, without giving effect to the conflict of laws principles. With respect to any disputes concerning federal law, such disputes will be determined in accordance with the law as it would be interpreted and applied by the appropriate United States Court of Appeals.

16.        Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, and such counterparts may be delivered via facsimile.

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IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by Purchaser, as of the date first above written.

ATYR PHARMA, INC.		PURCHASER

By	/s/ Nancy D. Krueger	By:	/s/ John D. Mendlein

Name:	Nancy D. Krueger	Name: John D. Mendlein

Title:	V.P. Legal Affairs & Secretary	Date:

Date:

CONSENT OF SPOUSE

(if applicable)

By execution of this Agreement, the undersigned spouse of the Purchaser agrees to be bound by the terms of this Agreement as to his or her interest, whether as community property or otherwise, if any, in the Shares purchased hereby, including, without limitation, the terms of Section 2.

Purchaser’s Spouse, if applicable